Exhibit M7

                                   AMENDMENT,
                             DATED NOVEMBER 5, 2001,
                                       TO
                                DISTRIBUTION PLAN
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                                DISTRIBUTION FEES

RYDEX SERIES FUNDS

      Medius Fund
      Mekros Fund
      Large-Cap Europe Fund
      Large-Cap Japan Fund
      SECTOR ROTATION FUND

DISTRIBUTION FEES

      Distribution Services ...........    twenty-five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                  ADDITIONS AND [DELETIONS] ARE NOTED IN BOLD.